Exhibit 99.1

Station Casinos Announces Third Quarter Results

LAS VEGAS--(BUSINESS WIRE)--November 15, 2010--Station Casinos, Inc. ("Station" or the "Company") today announced the results of its operations for the third quarter ended September 30, 2010.

Results of Operations

The Company's net revenues for the third quarter ending September 30, 2010, were approximately $227.0 million, a decrease of 11.2% compared to the prior year's third quarter. The Company reported Adjusted EBITDA for the quarter of $49.2 million, a decrease of 19.9% compared to the prior year's third quarter. For the third quarter, the Company reported a net loss of $265.8 million as compared to a net loss of $455.4 million in the prior year’s third quarter.

In connection with the Chapter 11 cases to reorganize, the company recorded net reorganization items of $21.3 million in the third quarter. These reorganization items represent professional fees and other costs incurred as a direct result of the Chapter 11 cases of $22.7 million, partially offset by adjustments of swap carrying values of $1.4 million.

In addition, during the third quarter, the Company incurred $243.4 million in write-downs and other charges, which included non-cash impairment charges to write down certain portions of our goodwill, intangible assets, investments in joint ventures, land held for development, and property and equipment to their fair values, losses on asset disposals and severance expense. The Company also incurred $3.7 million of write-downs and other charges, net at its 50% owned joint ventures, $3.8 million in development and preopening expenses including preopening expenses of its joint ventures, $2.5 million of expense related to equity-based awards and a gain of $0.7 million related to its deferred compensation plan.

The Company’s third quarter earnings from its Green Valley Ranch joint venture were $1.9 million representing 50% of Green Valley Ranch’s operating income. For the third quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $9.6 million, an increase of 12.9% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $9.7 million for the third quarter as compared to a net loss of $12.5 million in the same period in the prior year.

Las Vegas Market Results

For the third quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch and Aliante Station, were $218.1 million, a 6.0% decrease compared to the prior year’s third quarter, while Adjusted EBITDA from those operations decreased 0.7% to $57.4 million from $57.8 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $104.2 million for the third quarter as compared to a net loss of $24.8 million in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.9 billion as of September 30, 2010, of which $5.7 billion was classified as liabilities subject to compromise. Total capital expenditures were $6.1 million for the third quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the third quarter were $1.1 million.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring; the impact of the bankruptcy filing on our operations; our ability to finance operations and expenses associated with the pending bankruptcy proceeding; the impact of the substantial indebtedness incurred to finance the consummation of the going private transaction in November 2007; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of Native American gaming and entertainment projects, including the projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians, and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. Certain governmental and regulatory approvals have been received for certain projects however no assurances can be given as to when, or if, all required governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues:
Casino	$173,118	$182,277	$520,493	$575,887
Food and beverage	39,011	45,828	120,049	149,828
Room	17,775	19,350	55,358	63,428
Other	15,065	18,100	45,304	49,315
Management fees	128	13,245	22,221	39,543
Gross revenues	245,097	278,800	763,425	878,001
Promotional allowances	(18,049)	(23,075)	(53,431)	(72,367)
Net revenues	227,048	255,725	709,994	805,634

Operating costs and expenses:
Casino	71,879	79,653	213,392	244,720
Food and beverage	26,001	28,522	78,269	90,907
Room	8,110	8,487	24,397	25,918
Other	5,674	5,640	14,821	15,229
Selling, general and administrative	57,268	58,923	167,870	169,306
Corporate	9,445	951	28,759	25,644
Development and preopening	3,793	5,480	7,485	9,846
Depreciation and amortization	35,684	53,392	120,016	159,929
Write-downs and other charges, net	243,437	6,134	250,253	11,974
	461,291	247,182	905,262	753,473

Operating (loss) income	(234,243)	8,543	(195,268)	52,161
Losses from joint ventures	(4,975)	(3,562)	(2,762)	(855)
Operating (loss) income and losses from joint ventures	(239,218)	4,981	(198,030)	51,306

Other expense:
Interest expense, net	(26,701)	(56,911)	(79,345)	(241,305)
Interest and other expense from joint ventures	(11,126)	(11,494)	(55,750)	(33,769)
Change in fair value of derivative instruments	-	1,479	(42)	35,060
Gain on early retirement of debt	-	-	-	40,348
	(37,827)	(66,926)	(135,137)	(199,666)

Loss before income taxes and reorganization items	(277,045)	(61,945)	(333,167)	(148,360)
Reorganization items	(21,271)	(370,652)	(78,465)	(370,652)
Loss before income taxes	(298,316)	(432,597)	(411,632)	(519,012)
Income tax benefit (provision)	32,492	(22,803)	22,660	(35,428)
Net loss	(265,824)	(455,400)	(388,972)	(554,440)
Less: Net loss applicable to noncontrolling interests	(1,672)	-	(1,672)	-
Net loss applicable to Station Casinos, Inc. stockholders	$(264,152)	$(455,400)	$(387,300)	$(554,440)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Major Las Vegas Operations (a):
Net revenues	$218,119	$231,856	$660,386	$736,563

Net loss	$(104,188)	$(24,835)	$(136,420)	$(46,102)
Income tax benefit	(56,101)	(13,373)	(73,457)	(24,824)
Interest and other expense, net	5,703	6,062	16,968	19,197
Depreciation and amortization	22,262	25,727	65,266	77,173
EBITDA	(132,324)	(6,419)	(127,643)	25,444
Rent expense (b)	62,361	62,363	187,086	187,088
Write-downs and other charges, net	127,069	1,899	127,507	2,189
Equity-based compensation expense	332	(28)	1,288	1,125
Preopening expense	(1)	-	91	-
Adjusted EBITDA	$57,437	$57,815	$188,329	$215,846

Green Valley Ranch (50% owned):
Net revenues	$40,245	$42,623	$126,387	$142,376

Net loss	$(9,694)	$(12,482)	$(68,247)	$(14,963)
Interest and other expense, net	13,401	15,178	85,646	38,290
Depreciation and amortization	5,391	5,826	16,485	17,333
EBITDA	9,098	8,522	33,884	40,660
Write-downs and other charges, net	45	-	104	456
Equity-based compensation expense	-	(6)	-	-
Other non-recurring costs	474	-	474	-
Adjusted EBITDA	$9,617	$8,516	$34,462	$41,116

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$258,364	$274,479	$786,773	$878,939

Net loss	$(113,882)	$(37,317)	$(204,667)	$(61,065)
Income tax benefit	(56,101)	(13,373)	(73,457)	(24,824)
Interest and other expense, net	19,104	21,240	102,614	57,487
Depreciation and amortization	27,653	31,553	81,751	94,506
EBITDA	(123,226)	2,103	(93,759)	66,104
Rent expense (b)	62,361	62,363	187,086	187,088
Write-downs and other charges, net	127,114	1,899	127,611	2,645
Equity-based compensation expense	332	(34)	1,288	1,125
Other non-recurring costs	474	-	474	-
Preopening expense	(1)	-	91	-
Adjusted EBITDA	$67,054	$66,331	$222,791	$256,962

Total Station Casinos, Inc. (c):
Net loss	$(265,824)	$(455,400)	$(388,972)	$(554,440)
Income tax (benefit) provision	(32,492)	22,803	(22,660)	35,428
Interest and other expense, net	37,827	66,926	135,137	240,014
Gain on early retirement of debt	-	-	-	(40,348)
Depreciation and amortization	35,684	53,392	120,016	159,929
EBITDA	(224,805)	(312,279)	(156,479)	(159,417)
Write-downs and other charges, net	243,437	6,134	250,253	11,974
Write-downs and other charges, net at joint ventures (50%)	3,676	2	3,758	704
Development and preopening	3,793	5,480	7,485	9,846
Preopening expenses at joint ventures (50%)	2	166	57	36
Equity-based compensation expense	2,515	2,103	7,793	7,563
Depreciation and amortization of investments in joint ventures	-	30	-	88
Other non-recurring costs	(292)	(8,860)	110	(1,732)
Reorganization items, net	21,271	370,652	78,465	370,652
Thunder Valley development fee	(400)	(2,000)	(1,400)	(2,000)
Executive buyout at Thunder Valley (24%)	-	-	-	930
Adjusted EBITDA	$49,197	$61,428	$190,042	$238,644

Occupancy percentage	81%	84%	80%	85%
ADR	$60	$61	$62	$67

(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc.
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications